SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): February 7, 2005 (February 1, 2005)

I-Sector Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 (Commission File Number)	76-0515249 (IRS Employer Identification No.)

6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 1.01  Entry into a Material Definitive Agreement

     On February 1, 2005, I-Sector Corporation (“I-Sector”) entered into a Plan and Agreement of Merger with Internetwork Experts, Inc. (“INX”), a majority-owned subsidiary of I-Sector, INX Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of I-Sector, and certain of the stockholders of INX (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will merge with and into INX (the “Merger”) with INX being the surviving corporation of the Merger.

     Presently, INX is a majority-owned subsidiary of I-Sector. Minority stockholders own approximately 7.6% of the outstanding common stock of INX, par value $.001 per share (the “INX Stock”), and I-Sector owns approximately 92.4%. Additionally, outstanding options (the “INX Options”) issued under the Internetwork Experts, Inc. Incentive Plan (the “Plan”) could increase the minority ownership of INX to approximately 31.5% if such options were fully exercised. Pursuant to the terms of the Merger Agreement, I-Sector will issue one share of its common stock, par value $.01 per share (“I-Sector Stock”), in exchange for 7.35 shares of the INX Stock held by stockholders other than I-Sector. There will be no fractional shares of I-Sector Stock issued and any fractional shares will be paid in cash by INX. Additionally, pursuant to the Merger Agreement, each INX Option will remain outstanding and thereafter represent an option to acquire one share of I-Sector Stock for each 7.35 shares of INX Stock granted in such INX Option, with a corresponding increase in the exercise price. The substituted options will remain subject to the original terms and conditions, but will become fully vested and exerciseable as a result of the Merger pursuant to the “change of control” provisions of the Plan.

     A special meeting of the stockholders of I-Sector will be held on March 18, 2004 to vote on: (i) the issuance of 244,890 shares of I-Sector Stock and the potential issuance of 1,123,103 shares of I-Sector Stock upon exercise of options substituted for INX Options; and (ii) to approve an amendment to the I-Sector Corporation Incentive Plan, as amended, to increase the number of shares of I-Sector Stock available for issuance to enable I-Sector to substitute I-Sector options for the former INX Options.

     At the effective time of the Merger, I-Sector will issue an aggregate of 244,890 shares of I-Sector Stock in exchange for all outstanding INX Stock owned by persons other than I-Sector, and reserve up to 1,123,103 shares of I-Sector Stock for issuance upon exercise of the former INX Options. The 1,123,103 shares of I-Sector Stock are expected to be registered on a Registration Statement on Form S-8 prior to the exercise of the former INX Options. The 244,890 shares of I-Sector Stock to be issued in the Merger have not been registered in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D of the Securities Act. As a result of the Merger, INX will become a wholly-owned subsidiary of I-Sector.

     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

     The foregoing information is not intended to be proxy solicitation materials.

Item 3.02  Unregistered Sale of Equity Securities

     The text set forth in Item 1.01 regarding the issuance and potential issuance of I-Sector Stock in connection with the Merger is incorporated into this section by reference.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

	10.1	Plan and Agreement of Merger among I-Sector Corporation, INX Merger Sub, Inc. and Internetwork Experts, Inc., dated as of February 1, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2005

I-SECTOR CORPORATION
/s/ Brian Fontana
Brian Fontana
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Plan and Agreement of Merger among I-Sector Corporation, INX Merger Sub, Inc. and Internetwork Experts, Inc., dated as of February 1, 2005